Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form  S-8 of our report dated February 8, 2016 relating to the financial statements of Corvus Pharmaceuticals, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-208850).

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 29, 2016